Exhibit 4.17.3

EXECUTION VERSION
25 SEPTEMBER 2018
THC GUARANTEE AND INDEMNITY
between
THE HERTZ CORPORATION
as Guarantor
STUURGROEP FLEET (NETHERLANDS) B.V.
as Dutch FleetCo
RAC FINANCE S.A.S.
as French FleetCo
HERTZ FLEET LIMITED
as German FleetCo
STUURGROEP FLEET (NETHERLANDS) B.V. SPANISH BRANCH
as Spanish FleetCo
and
BNP PARIBAS TRUST CORPORATION UK LIMITED
as Issuer Security Trustee and FleetCo Security Trustee

Table of Contents
Page No.

1	INTERPRETATION	1
2	GUARANTEE AND INDEMNITY	4
3	INTEREST	7
4	EXTENT OF GUARANTEE AND INDEMNITY	7
5	REINSTATEMENT OF RIGHTS	8
6	RIGHTS OF FLEETCO ARE PROTECTED	8
7	NO MERGER	9
8	GUARANTOR’S RIGHTS	10
9	PAYMENTS	10
10	WITHHOLDING TAX	11
11	COSTS AND INDEMNITIES	11
12	APPLICATION OF PAYMENTS	11
13	DEALING WITH INTERESTS	12
14	NOTICES AND OTHER COMMUNICATIONS	12
15	GENERAL	12

i

THIS GUARANTEE AND INDEMNITY is made on 25 September 2018 between the following parties

(1)	THE HERTZ CORPORATION, a company incorporated in Delaware, whose registered office is at 225 Brae Boulevard, Park Ridge, New Jersey 07656, USA (the “Guarantor”);

(2)
STUURGROEP FLEET (NETHERLANDS) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, having its registered address at Siriusdreef 62, 2132 WT Hoofddorp, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 34275100 (“Dutch FleetCo”);

(3)
RAC FINANCE S.A.S., (registered with the Commercial and Company Registry of Beauvais under number 487581498), a company incorporated in France with its principal place of business in Beauvais, whose registered office is at 172 avenue Marcel Dassault, 60000 Beauvais, France (“French FleetCo”);

(4)
HERTZ FLEET LIMITED (registered number 412465), a company with limited liability incorporated in Ireland with its principal place of business in Ireland, whose registered office is at Hertz Europe Service Centre, Swords Business Park, Swords, Co. Dublin, Ireland (“German FleetCo”);

(5)
STUURGROEP FLEET (NETHERLANDS) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, having its registered address at Siriusdreef 62, 2132 WT Hoofddorp, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 34275100. Stuurgroep Fleet (Netherlands) B.V. is acting through its Spanish branch, STUURGROEP FLEET (NETHERLANDS) B.V., SUCURSAL EN ESPAÑA, whose registered office is at calle Jacinto Benavente, 2, Edificio B, 3ª planta, Las Rozas de Madrid, Madrid (Spain) and registered with the Commercial Registry of Madrid under Volume 37748, Book 0, Folio 1 (“Spanish FleetCo” and together with Dutch FleetCo, French FleetCo and German FleetCo, the “FleetCos”); and

(6)
BNP PARIBAS TRUST CORPORATION UK LIMITED, with company number 4042668, whose registered office is at 10 Harewood Avenue, London NW1 6AA, in its capacity as (i) Issuer Security Trustee for itself and on behalf of the Issuer Secured Parties (the “Issuer Security Trustee”) and (ii) FleetCo Security Trustee for itself and on behalf of the Dutch Secured Parties, the French Secured Parties, the German Secured Parties and the Spanish Secured Parties (the “FleetCo Security Trustee”).

IT IS AGREED as follows
General terms

1	INTERPRETATION

1.1	Definitions
Except as otherwise defined, capitalized terms used herein shall have the meanings assigned to such terms in the master definitions and constructions agreement signed by, amongst others, the parties hereto dated on the Signing Date as amended, modified or supplemented from time to time (the “Master Definitions and Constructions Agreement”). All Clause, Sub-Clause or paragraph references herein shall refer to clauses, sub-clauses or paragraphs of this guarantee and indemnity, except as otherwise provided herein.
In addition, in this guarantee and indemnity:

“Accountable Taxes” means any Taxes imposed by a Relevant Jurisdiction, other than those which would not be required to be deducted by the Guarantor if the Issuer or the FleetCos provided the Guarantor with any of its name, address, registration number or similar details or any relevant Tax exemption or similar details.
“Administrators” means each of the Dutch Administrator, French Administrator, German Administrator and Spanish Administrator.
“Administration Agreements” means each of the Dutch Administration Agreement, French Administration Agreement, German Administration Agreement and Spanish Administration Agreement.
“Costs” includes charges and expenses, including those incurred in connection with advisers.
“Default Rate” means 2 per cent per annum.
“FleetCo Security Trust Deed” means the Dutch Security Trust Deed, French Security Trust Deed, German Security Trust Deed and Spanish Security Trust Deed, as applicable.
“Guarantee” means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other obligation of any kind:

(a)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,
an obligation or monetary liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.
“Guaranteed Money” means all money and amounts (in any currency) that any of the Lessees, Servicers or Administrators (as the case may be) are or may become liable at any time (presently, prospectively or contingently, whether alone or not and in any capacity) to pay to or for the account of the FleetCos (whether alone or not and in any capacity) under or in connection with any Relevant Document. It includes (but not limited to) money and amounts:

(a)	in the nature of principal, interest, rent payments, fees, costs, charges, expenses, duties, indemnities, Guarantee obligations or damages;

(b)	whether arising or contemplated before or after the date of this document or as a result of the assignment (with or without the Guarantor’s consent) of any debt, liability or Relevant Document; and

(c)	which a person would be liable to pay but for an Event of Bankruptcy in respect of that person.
“Holding Company” has the meaning given to in section 1159 of the Companies Act 2006.
“Loss” means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing suffered, paid or incurred.
“Obligations” has the meaning given to it in Clause 2.2.

“OpCos” means Dutch OpCo, French OpCo, German OpCo and Spanish OpCo.
“Relevant Country” means any country, or political sub-division of one or more countries, or any federation or association of countries in which the Guarantor is either incorporated or is resident or domiciled for any tax purpose or in which the Guarantor carries on business or owns or leases property or from which, or through which, any payment under this guarantee and indemnity is made.
“Relevant Document” means each of:

(a)	Dutch Related Documents;

(b)	Spanish Related Documents;

(c)	German Related Documents; and

(d)	French Related Documents,
that the OpCos (in their capacities as Lessee, Servicer or Administrator) are party to.
“Subsidiary” has the meaning given to in section 1159 of the Companies Act 2006.
“Taxes” means any tax, levy, duty, impost, assessment or other charge of whatsoever nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), except if imposed on, or calculated having regard to, the net income of the FleetCos.

1.2	Rules of Construction
In this guarantee and indemnity, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires, words and expressions used have the constructions ascribed to them in Clause 2 (Principles of Interpretation and Construction) of the Master Definitions and Constructions Agreement.
1.3    Effectiveness
The parties hereto acknowledge and agree that the rights and obligations under this Deed shall become effective at the Effective Time.
1.4    Limitation of liability of Issuer Security Trustee
Clause 7.4 (Continuance of Security and Conflict) and Clause 13 (Indemnity and Interest) of the Issuer Security Trust Deed apply to this guarantee and indemnity.
1.5    Limitation of liability of FleetCo Security Trustee
Clause 7.4 (Continuance of Security and Conflict) and Clause 13 (Indemnity and Interest) of each FleetCo Security Trust Deed apply to this guarantee and indemnity.
1.6    Knowledge of Issuer Security Trustee and FleetCo Security Trustee
Clause 12.6 (Protection of Issuer Security Trustee) of the Issuer Security Trust Deed and Clause 12.6 (Protection of Security Trustee) of each FleetCo Security Trust Deed apply to this guarantee and indemnity.
1.7    General application of Issuer Security Trust Deed and FleetCo Security Trust Deeds

In addition to the foregoing, the parties agree and acknowledge that all the provisions of the Issuer Security Trust Deed and each FleetCo Security Trust Deed shall apply to this guarantee and indemnity.

2	GUARANTEE AND INDEMNITY

2.1	Consideration
The Guarantor acknowledges that each FleetCo is acting in reliance on the Guarantor incurring obligations and giving rights under this guarantee and indemnity.

2.2	Guarantee
The Guarantor irrevocably and unconditionally guarantees to each FleetCo:

(a)	to promptly pay on demand the Guaranteed Money in accordance with the Relevant Documents; and

(b)	the punctual performance by each Lessee, each Servicer and each Administrator of all its other obligations to the relevant FleetCo under the Relevant Documents (“Obligations”).

2.3	Non-payment or non-performance
If any of the Lessees, Servicers or Administrators (to the extent applicable) does not:

(a)
pay any Guaranteed Money (or money which would be Guaranteed Money if its payment was enforceable, valid and not illegal) in accordance with the Relevant Documents, the Guarantor must pay that money promptly on demand as if it was the principal obligor; or

(b)
perform any of its Obligations, the Guarantor must punctually perform, or procure the punctual performance of, those obligations (without the need for demand by the FleetCos) in accordance with the Relevant Documents.

2.4	Indemnity

(a)	The Guarantor indemnifies each FleetCo against, and must pay to each FleetCo promptly on demand, amounts equal to any Loss of each FleetCo as a result of or in connection with:

(i)
any obligation or liability of, or obligation or liability guaranteed by, the Guarantor under this Clause 2.4 (or which would be such an obligation or liability if enforceable, valid and not illegal) being or becoming unenforceable, invalid or illegal;

(ii)	any Lessee failing, or being unable, to pay any Guaranteed Money or any of the Lessees, Servicers or Administrators failing, or being unable, to perform any of the Obligations; or

(iii)	any Guaranteed Money (or money which would be Guaranteed Money if it were recoverable) not being recoverable from any Lessee, in each case, for any reason and whether or not such FleetCo knew or ought to have known anything about those matters.

(b)
The Guarantor further agrees to indemnify and hold harmless each FleetCo and its respective directors, officers, stockholders, agents and employees (collectively, the “Indemnified Persons”) against any and all Losses, including reasonable costs of investigation and attorney’s fees and expenses, relating to or in any way arising out of:

(i)
the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, reregistration, custody by the applicable Servicer of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, maintenance, control or disposition of any Lease Vehicle. The foregoing shall include, without limitation, any liability (or any alleged liability) of the FleetCos or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);

(ii)
all national, municipal, foreign or other fees, taxes and assessments of whatsoever nature including but not limited to (A) license, qualification, registration, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and penalties and interest thereon, whether assessed, levied against or payable by the FleetCos, any other Indemnified Person or otherwise, with respect to any Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by the FleetCos or any other Indemnified Person with respect thereto, (B) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the FleetCos or any other Indemnified Person in connection with the execution, delivery, recording or filing of any Relevant Documents or the leasing of any Vehicles under any Master Lease and any penalties or interest with respect thereto and (C) national, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the FleetCos or otherwise as a result of its being a member of any group of corporations including the Guarantor that files any tax returns on a consolidated or combined basis, excluding, however, any tax on, based on, with respect, or measured by, the net income of, or gains derived by, the FleetCos other than any taxes or other charges which may be imposed on the FleetCos as a result of any determination by a taxing authority that the relevant FleetCo is not the owner for tax purposes of the Lease Vehicles or that the Master Lease is not a “true lease” for tax purposes or that depreciation deductions that would be available to the owner of such Lease Vehicles are disallowed, or that the relevant FleetCo is not entitled to include the full purchase price for any Lease Vehicle in its tax basis; and

(iii)
any violation by the Guarantor or any OpCo of the applicable Master Lease, of this guarantee and indemnity or of any Related Documents to which the Guarantor or the OpCos is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objections of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by the Guarantor or the OpCos with respect thereto or pursuant to the applicable Master Lease.

(c)
The Guarantor agrees to promptly pay on demand (to the extent not paid by any other entity within the Hertz Group (other than the FleetCos)) all out of pocket costs of the FleetCos (including reasonable fees and out of pocket expenses of counsel for the FleetCos) in connection with the execution, delivery and performance of this guarantee and indemnity and the Relevant Documents.

(d)
The Guarantor agrees to promptly pay on demand (to the extent not paid by any other entity within the Hertz Group (other than the FleetCos)) all out of pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the FleetCos, the FleetCo Security Trustee or the Issuer Security Trustee in connection with the administration, enforcement, waiver or amendment of the Master Lease, this guarantee and indemnity and any Relevant Documents and all indemnification obligations of the FleetCos under the Relevant Documents.

(e)
The Guarantor agrees to promptly pay on demand (to the extent not paid by any other entity within the Hertz Group (other than the FleetCos)) all costs, fees, expenses, damages and liabilities (including, without limitation, reasonable fees and out of pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the FleetCos for any reason (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

(f)
The Guarantor shall forthwith promptly upon demand reimburse the FleetCos or the relevant Indemnified Person for any sum or sums expended with respect to any of the foregoing; provided, however, that, if so requested by the Guarantor, the FleetCos or such Indemnified Person shall submit to the Guarantor a statement documenting any such demand for reimbursement or prepayment. To the extent that the Guarantor in fact indemnifies an Indemnified Person under the indemnity provisions of this guarantee and indemnity, the Guarantor shall be subrogated to such Indemnified Person’s rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this guarantee and indemnity shall survive the expiration or earlier termination of the Master Leases or any lease of any Lease Vehicle thereunder.

(g)
Each Indemnified Person agrees to notify the Guarantor of any claim made against it for which the Guarantor may be liable pursuant to Clauses 2.4(b) to 2.4(f) of this guarantee and indemnity and, if the Guarantor requests, to contest or allow the Guarantor to contest such claim. If any Lease Event of Default shall have occurred and be continuing, no contest shall be required, and any contest which has begun shall not be required to be continued to be pursued, unless arrangements to secure the payment of the Guarantor’s and the OpCos’ obligations pursuant to the Master Leases and to this guarantee and indemnity have been made and such arrangements are reasonably satisfactory to the Indemnified Parties. The Guarantor may settle any such claim with the related Indemnified Person’s consent, which consent shall not be unreasonably withheld. The Guarantor will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with the Guarantor’s assertion of such claim or defense. The Guarantor agrees that no Indemnified Person will be liable to any entity within the Hertz Group for any claim caused directly or indirectly by the inadequacy of any Lease Vehicle leased by such entity within the Hertz Group for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such repairs, servicing or adjustments or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Guarantor. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this guarantee and indemnity, or was not a party to (or entitled to receive the benefits of) this guarantee and indemnity at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the Guarantor to indemnify each FleetCo for any of such FleetCo’s acts or omissions which constitute gross negligence or wilful misconduct. This general indemnity shall not affect any claims of the type discussed above which the Guarantor may have against a Manufacturer.

2.5	Acknowledgement
The Guarantor acknowledges that it is responsible for making itself aware of the financial position of each Lessee, each Servicer, each Administrator and any other person who guarantees the payment of the Guaranteed Money or the performance by any of the Lessees, Servicers or Administrators of their respective Obligations.

3	INTEREST

3.1	Obligation to pay interest
As long as there is any Guaranteed Money, the Guarantor agrees to pay interest on:

(a)	any part of the Guaranteed Money which is due for payment but which is not otherwise incurring interest; and

(b)	any amount under this guarantee and indemnity (other than under Clause 2.2(a) (Guarantee)) which is not paid on the due date for payment.
The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 360 days. The rate of interest applying to each daily balance is the Default Rate.
The Guarantor agrees to pay interest under this clause promptly on demand from any FleetCo.

3.2	Compounding
Interest payable under Clause 3.1 (Obligation to pay interest) which is not paid when due for payment may be added to the overdue amount by each FleetCo at intervals which each FleetCo determines from time to time or, if no determination is made, every 30 days. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in Clause 3.1 (Obligation to pay interest).

3.3	Interest following judgment
If a liability becomes merged in a judgment, the Guarantor agrees to pay interest on the amount of that liability as an independent obligation. This interest:

(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(b)	is calculated at the judgment rate or the Default Rate (whichever is higher).
The Guarantor agrees to pay interest under this clause on demand from any FleetCo.

4	EXTENT OF GUARANTEE AND INDEMNITY

4.1	Nature of guarantee
Each of the guarantee in Clause 2.2 (Guarantee) and the indemnity in Clause 2.4 (Indemnity) is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Guaranteed Money and the performance by each Lessee, each Servicer and each Administrator of the Obligations.
The Guarantor waives any right it has of first requiring the FleetCos to commence proceedings or enforce or exercise any other right against any of the Lessees, Servicers or Administrators or any other person (including in connection with any Security Document) before claiming from the Guarantor under this guarantee and indemnity.

4.2	Variations and replacements

The Guarantor acknowledges that the Relevant Documents may be varied or replaced from time to time.
The Guarantor confirms that the Guaranteed Money includes any amount payable under any Relevant Document, and the Obligations include any obligation specified in any Relevant Document, as varied or replaced. The Guarantor confirms that this applies regardless of:

(a)	how the Relevant Document is varied or replaced;

(b)	the reasons for the variation or replacement; and

(c)	whether the Guaranteed Money decreases or increases, or whether the obligations increase or decrease, or the Relevant Document is otherwise more onerous as a result of the variation or replacement.
This clause does not limit Clause 6 (Rights of FleetCos are protected).

4.3	Limit to Guarantor’s liability

(a)
The guarantee in Clause 2.2(b) with respect to the performance by the Servicers or the Administrators of their obligations to the applicable FleetCo under the Relevant Documents and the indemnity in Clause 2.4(a)(ii) with respect to any Loss of the FleetCos as a result or in connection with the Servicers or the Administrators failing, or being unable, to perform any of the Obligations applies until the appointment of an Insolvency Official in relation to the Servicers or the Administrators or (if earlier) satisfaction in full of the Guaranteed Money and the Obligations.

(b)
The Guarantor has no obligation to make any payment under the guarantee in Clause 2.2(b) or the indemnity in Clause 2.4(a)(ii) for any Loss arising from any act or omission of the Servicers or the Administrators occurring on or after the appointment of an Insolvency Official in relation to the Servicers or the Administrators or for any loss arising from any act or omission of an Insolvency Official appointed by the FleetCo Security Trustee, but this does not limit or prejudice the liability of the Guarantor in respect of any Loss arising from any act or omission of the Servicers or the Administrators occurring prior to such time or any Guaranteed Moneys becoming due and payable prior to such time.

5	REINSTATEMENT OF RIGHTS
Under law relating to an Event of Bankruptcy, a person may claim that a transaction (including a payment) in connection with this guarantee and indemnity or the Guaranteed Money or the Obligations is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	each FleetCo is immediately entitled as against the Guarantor to the rights in respect of the Guaranteed Money and the Obligations to which it was entitled immediately before the transaction; and

(b)
on request from a FleetCo, the Guarantor agrees to do anything (including signing any document) to restore to such FleetCo any Security (including this guarantee and indemnity) held by it from the Guarantor immediately before the transaction.

The Guarantor’s obligations under this clause are continuing obligations independent of the Guarantor’s other obligations under this guarantee and indemnity and continue after this guarantee and indemnity ends.

6	RIGHTS OF FLEETCOS ARE PROTECTED

Rights given to each FleetCo under this guarantee and indemnity, and the Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)
varying or replacing in any way and for any reason any agreement, instrument or arrangement under which the Guaranteed Money is expressed to be owing, or under which Obligations are otherwise expressed;

(ii)	releasing any of the Lessees, Servicers or Administrators, or giving any of the Lessees, Servicers or Administrators a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of obligations of any of the Lessees, Servicers or Administrators;

(iv)	releasing, losing the benefit of, or not obtaining any Security or negotiable instrument;

(v)	by which a person becomes a Guarantor after the date of this guarantee and indemnity;

(vi)	by which the obligations of any person who guarantees any obligations of any of the Lessees, Servicers or Administrators (including under this guarantee and indemnity) may not be enforceable;

(vii)	by which any person who was intended to guarantee any obligations of any of the Lessees, Servicers or Administrators does not do so, or does not do so effectively;

(viii)	by which a person who is a co-surety or co-indemnifier for payment of the Guaranteed Money is discharged under an agreement or by operation of law;

(ix)	by which any Security which could be registered is not registered;

(b)	a person dealing in any way with a Security, guarantee, indemnity, judgment or negotiable instrument;

(c)	other than as set out in Clause 4.3, an Event of Bankruptcy occurring in respect of any person including the Guarantor, any of the Lessees, Servicers or Administrators;

(d)	changes in the membership, name or business of any person;

(e)	any of the Lessees, Servicers or Administrators opening an account with them;

(f)	acquiescence or delay by the FleetCos or any other person; or

(g)	an assignment of rights in connection with the Guaranteed Money or any Obligation.

7	NO MERGER
This guarantee and indemnity does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, or Security, or other right or remedy to which a FleetCo is entitled or has the benefit of; or

(b)
a judgment which a FleetCo obtains against the Guarantor, any Lessee, any Servicer or any Administrator or any other person in connection with the Guaranteed Money or a judgment obtained against the Guarantor in connection with any Security.

The FleetCos may still exercise their rights under this guarantee and indemnity as well as under the judgment, Security or right or remedy.

8	GUARANTOR’S RIGHTS

8.1	Guarantor’s rights are suspended
As long as there is any Guaranteed Money (or any other amounts secured by any Security that secures amounts including the Guaranteed Money) or any Obligation to be performed by any of the Lessees, Servicers or Administrators, the Guarantor may not, without the applicable FleetCo’s consent:

(a)
reduce its liability under this guarantee and indemnity by claiming that it or any Lessee, any Servicer, any Administrator or any other person has a right of set-off or counterclaim against the FleetCos; or

(b)
exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity, or Security that secures amounts including the Guaranteed Money or any other amount payable under this guarantee and indemnity (for example, the Guarantor may not try to enforce or require the enforcement of any Security that the FleetCo Security Trustee has taken, or has the benefit of, that secures amounts including the Guaranteed Money); or

(c)
claim an amount from any of the Lessees, Servicers or Administrators, or another guarantor of the Guaranteed Money or an Obligation (including a person who has signed this guarantee and indemnity as a “Guarantor”), under a right of indemnity or contribution; or

(d)
claim an amount in any proceedings contemplated by the definition of Event of Bankruptcy following the occurrence of an Event of Bankruptcy in respect of any of the Lessees, Servicers or Administrators or another guarantor of the Guaranteed Money (including a person who has signed this guarantee and indemnity as a “Guarantor”).

This clause continues after this guarantee and indemnity ends.

9	PAYMENTS

9.1	Manner of payment
The Guarantor agrees to make payments under this guarantee and indemnity:

(a)	in full without set off or counterclaim and without any deduction in respect of Taxes unless prohibited by law; and

(b)	in the currency in which the payment is due, and otherwise in Euros in immediately available funds.

9.2	Currency of payment
The Guarantor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if a FleetCo receives an amount in a currency other than that in which it is due:

(a)	it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

(b)	the Guarantor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

10	WITHHOLDING TAX
If a law requires the Guarantor to deduct an amount in respect of Taxes from a payment under this guarantee and indemnity such that any of the FleetCos would not actually receive on the due date the full amount provided for under this guarantee and indemnity, then:

(a)	the Guarantor agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under Clause 10(c) below); and

(b)	the Guarantor agrees to pay the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to such FleetCo; and

(c)
if the amount deducted is in respect of Accountable Taxes, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, such FleetCo is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required.

11	COSTS AND INDEMNITIES

11.1	Currency conversion on judgment debt
If a judgment, order or proof of debt for an amount in connection with this guarantee and indemnity is expressed in a currency other than the currency in which the amount is due under this guarantee and indemnity, then the Guarantor indemnifies the FleetCos against:

(a)
any difference arising from converting the other currency if the rate of exchange used by the FleetCos under Clause 9.2 (Currency of payment) for converting currency when it receives a payment in the other currency is less favourable to the FleetCos than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)	the Costs of conversion.

11.2	Payment for Guarantor’s obligations
The Guarantor agrees to pay for anything that it agrees to do under this guarantee and indemnity.

12	APPLICATION OF PAYMENTS

12.1	Application of money
Each FleetCo will apply money paid by any Lessee, or the Guarantor or otherwise towards satisfaction of the Guaranteed Money and other money payable under this guarantee and indemnity, in accordance with the relevant FleetCo Priority of Payments.

12.2	Suspense account
Each FleetCo may place in a suspense account any payment it receives from the Guarantor for as long as it thinks prudent and in its best interests and need not apply it towards satisfying the Guaranteed Money or other money payable under this guarantee and indemnity unless the Guaranteed Money is due and payable in which case such FleetCo shall apply the amounts in accordance with the relevant FleetCo Priority of Payments.

12.3	Credit from date of receipt
The Guarantor is only credited with money from the date the applicable FleetCo actually receives it.

13	DEALING WITH INTERESTS
Each FleetCo may assign for security purposes all or any of its rights hereunder as security for the repayment of the FleetCo Secured Obligations to the FleetCo Security Trustee, acting for itself and on behalf of the FleetCo Secured Parties.

14	NOTICES AND OTHER COMMUNICATIONS
Unless otherwise specified herein, all notices, communications, requests, instructions and demands by any party hereto to another shall be delivered in accordance with the provisions of Clause 3 of the Master Definitions and Construction Agreement, Clause 22 of the Issuer Security Trust Deed and Clause 22 of each FleetCo Security Trust Deed.

15	GENERAL

15.1	Prompt performance
If this guarantee and indemnity specifies when the Guarantor agrees to perform an obligation, the Guarantor agrees to perform it by the time specified. The Guarantor agrees to perform all other obligations promptly.

15.2	Consents
The Guarantor agrees to comply with all conditions in any consent a FleetCo or the FleetCo Security Trustee gives in connection with this guarantee and indemnity.

15.3	Certificates
Each FleetCo, if requested by the Guarantor, may give the Guarantor a certificate about an amount payable or other matter in connection with this guarantee and indemnity. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

15.4	Discretion in exercising rights
Each FleetCo may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this guarantee and indemnity expressly states otherwise.

15.5	Partial exercising of rights
If a FleetCo does not exercise a right or remedy fully or at a given time, such FleetCo may still exercise it later.

15.6	No liability for loss
No FleetCo is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

15.7	Conflict of interest
Each FleetCo’s rights and remedies under this guarantee and indemnity may be exercised even if this involves a conflict of duty or such FleetCo has a personal interest in their exercise.

15.8	Remedies cumulative
Each FleetCo’s rights and remedies under this guarantee and indemnity are in addition to other rights and remedies given by law independently of this guarantee and indemnity.

15.9	Indemnities
The indemnities in this guarantee and indemnity are continuing obligations, independent of the Guarantor’s other obligations under this guarantee and indemnity. It is not necessary for any FleetCo to incur expense or make payment before enforcing a right of indemnity under this guarantee and indemnity.

15.10	Severability
In case any provision in this Deed shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.11	Inconsistency
To the extent a provision in this Deed is inconsistent with any provision in the Master Definitions and Construction Agreement, the provision in this Deed shall prevail.

15.12	Supervening legislation
Any present or future legislation which operates to vary the obligations of the Guarantor in connection with this guarantee and indemnity with the result that each FleetCo’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

15.13	Time of the essence
Time is of the essence in this guarantee and indemnity in respect of an obligation of the Guarantor to pay money.

15.14	Variation and waiver
Unless this guarantee and indemnity expressly states otherwise, subject to the Issuer Security Trust Deed and the FleetCo Security Trust Deed, a provision of this guarantee and indemnity, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

15.15	Confidentiality
Each FleetCo and the FleetCo Security Trustee agree not to disclose information provided by any other party that is not publicly available (including the existence or contents of any Relevant Document) except in accordance with the Facility Agreement.
The Guarantor agrees not to disclose information provided by any other party that is not publicly available except:

(a)
in connection with any person exercising rights or dealing with rights or obligations under this guarantee and indemnity (including in connection with preparatory steps such as negotiating with any potential assignee of a FleetCo’s rights or other person who is considering contracting with a FleetCo in connection with this guarantee and indemnity); or

(b)	to directors, officers, employees, legal and other professional advisers and auditors of the FleetCos; or

(c)	to any party to this guarantee and indemnity or any Affiliate of any party to this guarantee and indemnity, provided the recipient agrees to act consistently with this clause; or

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)	to an Equivalent Rating Agency; or

(f)	as required by any law or the rules of any regulatory body or stock exchange.
Each party consents to disclosures made in accordance with this clause.

15.16	Non-Petition
Notwithstanding anything to the contrary in this guarantee and indemnity or any Relevant Document, only the FleetCo Security Trustee may pursue the remedies available under the general law or under the FleetCo Security Trust Deeds to enforce this guarantee and indemnity or the FleetCo Security and no other Person shall be entitled to proceed directly against any FleetCo in respect hereof (unless the relevant FleetCo Security Trustee, having become bound to proceed in accordance with the terms of the relevant FleetCo Related Documents, fails or neglects to do so). The Guarantor hereby agrees with and acknowledges to each FleetCo, the Issuer Security Trustee and the FleetCo Security Trustee until the date falling one year and one day after the Legal Final Payment Date, that:

(a)
it shall not have the right to take or join any person in taking any steps against any FleetCo for the purpose of obtaining payment of any amount due from any FleetCo (other than serving a written demand subject to the terms of the relevant FleetCo Security Trust Deed); and

(b)
neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to any FleetCo, provided that, the FleetCo Security Trustee shall have the right to take any action pursuant to and in accordance with the Related Documents.

The provisions of this Sub-Clause 15.15 (Non-Petition) shall survive the termination of this guarantee and indemnity.

15.17	No Recourse
The Guarantor agrees with and acknowledges that, notwithstanding any other provision of any FleetCo Related Document, all obligations of each FleetCo to it are limited in recourse as set out below:

(a)
it will have a claim only in respect of the relevant FleetCo Collateral and will not have any claim, by operation of law or otherwise, against, or recourse to any of the other assets of the relevant FleetCo or its contributed capital;

(b)	sums payable to it in respect of any of any FleetCo’s obligations to it shall be limited to the lesser of (i) the aggregate amount of all sums due and payable to it and (ii) the aggregate amounts received, realised or otherwise recovered by or for the account of the FleetCo Security Trustee in respect of the relevant FleetCo Security whether pursuant to enforcement of the FleetCo Security or otherwise; and

(c)
upon the FleetCo Security Trustee giving written notice that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realisations in respect of the relevant FleetCo Security (whether arising from an enforcement of the relevant FleetCo Security or otherwise) which would be available to pay unpaid amounts outstanding under the relevant FleetCo Related Documents, it shall have no further claim against the relevant FleetCo in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

The provisions of this Clause 15.16 (No Recourse) shall survive the termination of this guarantee and indemnity.

15.18	Further steps
The Guarantor agrees to do anything a FleetCo asks (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed):

(a)	to bind the Guarantor and any other person intended to be bound under this guarantee and indemnity; or

(b)	to enable a FleetCo to register a power of attorney given in connection with this guarantee and indemnity; or

(c)	to show whether the Guarantor is complying with this guarantee and indemnity.

15.19	Each signatory bound
This guarantee and indemnity binds each person who signs as Guarantor even if another person who was intended to sign does not sign it or is not bound by it.

15.20	Deed and Counterparts

(a)	Each of the parties to this document intends it to be a deed and agrees to execute and deliver it as a deed.

(b)
This guarantee and indemnity may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

15.21	Electronic Execution
This guarantee and indemnity may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this guarantee and indemnity or in any amendment hereto or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

15.22	Table of Contents, Headings, etc.

The Table of Contents and headings of the Clauses of this guarantee and indemnity have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

15.23	Governing law and Jurisdiction

(a)	This guarantee and indemnity and any non-contractual obligations arising out of or in connection with it are governed by English law.

(b)
The courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this guarantee and indemnity and the parties therefore irrevocably submit to the jurisdiction of those courts.

(c)	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(d)
Each of the Guarantor, Dutch FleetCo, French FleetCo, German FleetCo and Spanish FleetCo agrees that the process by which any proceedings arising out of or in connection with this Agreement or any other Related Document may be served on it is by being delivered to Hertz Europe Limited of Hertz House, 11 Vine Street, Uxbridge, Middlesex UB8 1QE and if the appointment of a process agent by a party ceases to be effective, each such party shall immediately appoint another person in England as its process agent in respect of this Agreement and notify the other parties of the appointment and, if such party to a Related Document fails to appoint such further person, the Issuer Security Trustee may appoint another agent for this purpose. Each of the Guarantor, Dutch FleetCo, French FleetCo, German FleetCo and Spanish FleetCo further agrees that failure by an agent for service of process to notify such party to a Related Document of such process will not invalidate the proceedings concerned.

15.24	Serving documents
Without preventing any other method of service, any document in a court action may be served on a party being delivered to or left at that party’s address for service of notices under Clause 3 of the Master Definitions and Constructions Agreement.

15.25	Issuer Security Trustee and FleetCo Security Trustee
Each of the Issuer Security Trustee and FleetCo Security Trustee has agreed to become a party to this Agreement solely for the better enforcement and preservation of its rights, to receive the benefit of the representations, warranties, covenants, indemnities and other obligations and to agree amendments to this Agreement. Neither the Issuer Security Trustee nor the FleetCo Security Trustee shall by doing so assume any obligation or incur any liability of any kind to any party.
EXECUTED as a deed

Guarantor
EXECUTED AS A DEED by
THE HERTZ CORPORATION

By: /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: SVP and Treasurer

Dutch FleetCo
EXECUTED and DELIVERED as a DEED by
STUURGROEP FLEET (NETHERLANDS) B.V.
acting by its duly authorized attorney:
Interust Management B.V.
Managing Director

/s/ E.M. van Ankeren E.M. van Ankeren Managing Director	/s/ V. Vink A. Vink Proxyholder
Name: R. Rossieau
In the presence of:
…/s/ R. Rossieau……………..
Signature and name of witness

[THC GUARANTEE AND INDEMNITY – SIGNATURE PAGE]

French FleetCo
EXECUTED and DELIVERED as a DEED by
RAC FINANCE S.A.S.
acting by its duly authorized attorney:

…/s/ Denis Mancheron ……………………………………..
Name: Denis Mancheron
In the presence of:
…Gregory VandenBroucke……………………………………..
Signature and name of witness
/s/ Gregory VandenBroucke

German FleetCo
SIGNED and DELIVERED as a DEED
for and on behalf of HERTZ FLEET LIMITED
by its lawfully appointed attorney: _____Rhys Owens            /s/ Rhys Owens
in the presence of:                            (Attorney signature)

/s/ Eoin Dunne
(Witness’ Signature)

Eoin Dunne___________________
(Witness’ Name)

Fourth Floor
3 George’s Dock
IFSC
Dublin 1
______________________
(Witness’ Address)

Administrator
(Witness’ Occupation)

[THC GUARANTEE AND INDEMNITY – SIGNATURE PAGE]

Spanish FleetCo
EXECUTED and DELIVERED as a DEED by
STUURGROEP FLEET (NETHERLANDS) B.V. SPANISH BRANCH
acting by its duly authorized attorney:

…/s/ Marie José Porrero …………………………………..
Name: Marie José Porrero
In the presence of:
…Alicia Garcia………………………..
Signature and name of witness
/s/ Alicia Garcia

Issuer Security Trustee
EXECUTED and DELIVERED as a DEED by
BNP PARIBAS TRUST CORPORATION UK LIMITED

…/s/ Helen Tricard…………………………….. Director	…/s/ Clive Kentish…………..

[THC GUARANTEE AND INDEMNITY – SIGNATURE PAGE]

FleetCo Security Trustee
EXECUTED and DELIVERED as a DEED by
BNP PARIBAS TRUST CORPORATION UK LIMITED

…/s/ Helen Tricard…………………………….. Director	…/s/ Clive Kentish…………..

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